UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

VIRGIN AMERICA INC.

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Filed by Virgin America Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Virgin America Inc.

Commission File No.: 001-36718

The following blog post was released by Alaska Air Group, Inc. (“Alaska Airlines”) at https://blog.alaskaair.com/alaska-airlines/news/flying-better-together/ on April 4, 2016.

2016 BRAND THE FACE ON THE TAIL ABOUT DESTINATIONS ALASKAAIR.COM
Alaska Airlines and Virgin America: Uniting to create the premier West Coast airline W Posted on April 4, 2016 By Alaska Airlines Follow Blog via Email Enter your email address to follow this blog and receive notifications of new posts by email. Enter your email address Follow Follow When it comes to flying, there are airlines that get you from point A to point B, and then there are airlines that get you. At Alaska Airlines, and at Virgin America, it’s always been about the latter. Today two of the country’s favorite carriers announced their intention to merge, forming the premier airline for people on the West Coast to fly. Learn more: FlyingBetterTogether.com “From our roots in our namesake state to today, we’ve been committed to our customers, our employees and the communities that we serve. Today with the acquisition of Virgin America, our company, and that commitment to both ours Follow “Our company is infused with a pioneering spirit that goes back to our founding in the state of Alaska. Today you can see it in our culture of innovation and the way our employees go above and beyond every day to delight and care for our customers. Those are values that I see mirrored in the culture at Virgin America, and are what will make us better together,” said Tilden.

A pioneering spirit The airline that would become Alaska Airlines was born in the rugged state of Alaska, when Linious “Mac” McGee began carrying passengers from Anchorage to Bristol Bay. In the early years of flying furs and people across south-central Alaska, McGee set the stage for today’s airline. He pioneered the concept of flying a fleet of similar aircraft to keep maintenance and crew costs low: a philosophy that both Alaska Airlines and Virgin America continue to fly by today.
That spirit of innovation is alive and well at Alaska Airlines. In 1995, it was the first U.S. airline to sell airplane tickets online. A year later, Alaska Airlines pioneered satellite-based GPS technology to fly more safely and precisely. Today, the airline is testing electronic bag tags – the first U.S. airline to do so – and boasts the industry’s only five-star rated mobile app.
Follow serving Pacific Northwest-inspired food and beverages and installing custom- designed, leather Recaro seats with 110-volt and USB outlets in every seatback. In 2015, Alaska was the first airline to install Boeing’s Space Bins – redesigned overhead compartments with room for 48 percent more bags. So far in 2016, Alaska Airlines debuted its biggest brand update in a quarter century, hired an internationally known fashion designer to design new uniforms for 12,000 customer-facing employees and changed a flight path to accommodate a plane full of “umbraphiles” hoping to see a total solar eclipse. And if 80 years of history is any indication, there’s plenty more to come. Virgin America was founded just nine years ago, and quickly established itself as its own kind of pioneer – one that catered to a tech clientele and conducted itself with a start-up mentality within a 100-year-old industry. While Alaska Airlines was replacing its pilots’ paper flight manuals with iPads, introducing the industry’s first baggage service guarantee, and implementing biometric check in at its Board Room lounges, Virgin America was hosting the first-ever live stream from the air, introducing the world’s first seat-back food and drink ordering system, and debuting “Google Seat View” to offer tours of its aircraft via Google Maps. The new airline will also be one of the industry’s greenest – between Virgin America’s carbon offset program (a first among airlines) and Alaska Airlines’ @VirginAmerica on the growth and innovation coming to the skies of our state.
6h Alaska Airlines @AlaskaAir Flying better together: Get our CEO’s take on merging two great companies. bit.ly/1RTZxtI #asplusvx Follow With Alaska Airlines’ strong foundation in the Pacific Northwest, and Virgin America’s California hubs, both airlines’ fliers will enjoy a strengthened route network with more than 1,200 daily departures to destinations across North and Central America. Alaska Airlines has received top accolades for its customer service scores for eight years and counting, while Virgin America regularly receives top marks in rankings of best domestic airlines. For the past three years, Alaska Airlines has been ranked No. 1 in the Wall Street Journal’s annual airline scorecard. For the past two, Virgin has ranked No. 2.
“’Devoted to our Customers’ is one of our leadership principles here at Alaska Airlines,” said Tilden. “We are relentlessly focused on making Alaska Airlines the easiest airline in the world to fly through technology, process, and personal connections, and we look for people who share that passion. That’s what we found at Virgin America, and that’s what will carry us forward into the next chapter – together.” That commitment manifests in the almost $12 million in charitable contributions Alaska Airlines made in 2015, and the numerous non-profits supported by Virgin America throughout the state of California and nationwide.
Uniting to create the premier West Coast airline The ins and outs of in- flight connectivity Travel advisory: Operations restored in northern Alaska Always innovating: Alaska testing electronic bag tags Dog’s best friend: Alaska Airlines honors Iditarod mushers who provide best care Categories Select Category Follow

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Additional Information About the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Virgin America Inc. (“Virgin America”) with a wholly owned subsidiary of Alaska Air Group, Inc. (“Alaska Air Group”). Virgin America intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation

Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended, about Alaska Air Group, Virgin America and the proposed merger. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations and services of Virgin America. Virgin America cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Virgin America stockholder approval of the proposed merger; the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the merger or the possibility of non-consummation of the merger; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated merger may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the merger to Virgin America and its management; the effect of the announcement of the merger on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others relating to Virgin America are described in greater detail in Virgin America’s SEC filings, including Virgin America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Virgin America with the SEC after the date thereof. Virgin America makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.